EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (No. 333-114996) of our report dated June 10, 2005, relating to the consolidated financial statements and schedule of Chindex International, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Bethesda, Maryland
November 23, 2005